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                                                                    EXHIBIT 2.3


                             LIMITED CONTINUING GUARANTY
                                    (Non-Recourse)


    THIS LIMITED CONTINUING GUARANTY (the "GUARANTY") is entered into as of December 31, 1996 (the "EFFECTIVE DATE") by STANLEY DESANTIS ("GUARANTOR") in favor of OSP PUBLISHING, INC., a Delaware corporation ("OSP"). THE LIABILITY OF GUARANTOR UNDER THIS GUARANTY IS LIMITED PURSUANT TO SECTION 3 BELOW.

    Guarantor, in order to induce OSP to consider financial accommodations granted to Stanley DeSantis, Inc. ("COMPANY") pursuant to that certain Promissory Note dated December 31, 1996, and for the benefit of OSP, agrees as set forth below.

1. RECITALS. This Guaranty is executed and delivered to OSP in connection with the Promissory Note between Company and OSP dated December 31, 1996.

2. GUARANTY. Guarantor unconditionally guaranties to OSP the timely (whether as scheduled or upon acceleration) payment and performance by Company of any obligations under the Promissory Note, together with all costs and expenses (including reasonable attorney fees and disbursements) incurred with the enforcement of OSP's rights under this Guaranty. The Guarantor agrees that the Promissory Note may be extended, amended, modified, supplemented or renewed, in whole or in part, without notice or further assent from Guarantor, and that the Guarantor will remain bound by this Guaranty notwithstanding any extension, renewal or other alteration of the Promissory Note. Notwithstanding anything to the contrary in this Guaranty, the parties specifically agree that this Guaranty shall not cover the Pledge, as defined below, and in the event of a default by Guarantor pursuant to the Pledge Agreement OSP shall have recourse against Guarantor without the limitations set forth in this Guaranty.

3. RECOURSE LIMITED TO PLEDGED STOCK AS REFERRED TO IN THE SECURITY PLEDGE AGREEMENT OF EVEN DATE HEREWITH, EXECUTED BY GUARANTOR, IN FAVOR OF OSP ("PLEDGE"). OSP SHALL ONLY BE ENTITLED TO RESORT TO THE PLEDGED STOCK IN THE EVENT OSP IS ENTITLED TO ENFORCE ITS RIGHTS AGAINST GUARANTOR UNDER THIS GUARANTY. OSP'S ONLY SOURCE OF RECOVERY SHALL BE AGAINST THE PLEDGED STOCK AND GUARANTOR SHALL NOT OTHERWISE BE LIABLE FOR ANY PAYMENTS UNDER THIS GUARANTY.

4.    OSP'S DIRECT RIGHTS.

      4.1 GUARANTY OF PAYMENT. This is a guaranty of payment and performance and is not a guaranty of collection. This Guaranty is irrevocable and continuing in nature and relates to any obligations pursuant to the Promissory Note now existing or hereafter arising.

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      4.2  DIRECT RIGHTS AGAINST GUARANTOR.  In the event that Company fails timely to pay or perform any of the obligations under the Promissory Note, OSP may enforce its rights under this Guaranty without first seeking to obtain payment or performance from Company.

      4.3 CLIENT'S BANKRUPTCY. In the event Company becomes subject to a voluntary or involuntary case under the Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, or makes an assignment for the benefit of creditors, or enters into a formal or informal moratorium, composition or extension generally with Company's creditors, OSP may immediately pursue its rights under this Guaranty, even though OSP may be stayed from accelerating or collecting the Promissory Note from Company.

      4.4 WAIVER OF PRIORITY OF COLLECTION. Guarantor waives any rights Guarantor may have to require OSP to proceed against the Company or to pursue any other remedy in OSP's power. In addition, Guarantor waives Guarantor's right to benefit from every security which now or hereafter exists for the performance of the Promissory Note, including any right the Guarantor has to require OSP to proceed against or exhaust such security. If OSP decides to proceed first to exercise any other remedy or right, OSP retains all of OSP's rights under this Guaranty.

      4.5 WAIVER OF RELEASE. The Guarantor shall not be discharged, released or exonerated, in any way, from its absolute, unconditional and independent liabilities hereunder, even though any rights or defenses which the Guarantor may have against Company, OSP or others may be destroyed, diminished or otherwise affected, by:

           4.5.1 any declaration by OSP of a default in respect of the Promissory Note;

           4.5.2 the exercise by OSP of any rights or remedies against Company or any other person;

           4.5.3 the failure of OSP to exercise any rights or remedies against Company or any other person, including without limitation the failure to perfect security interests granted by Company or the failure to file a bankruptcy claim in any bankruptcy case of Company; or

           4.5.4 the sale or enforcement of, or realization upon (through judicial foreclosure, power of sale or any other means) any security for any of the Promissory Note, even though recourse may not thereafter be had against Company for any deficiency, or OSP fails to pursue any such recourse which might otherwise be available, whether by way of deficiency judgment following judicial foreclosure, or otherwise.


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      4.6  PAYMENT OF PROMISSORY NOTE.  Until the Promissory Note has been performed in full, the Guarantor shall not have any right to subrogation against Company or OSP, and the Guarantor waives:

           4.6.1 any right to enforce any remedy which OSP now has or may hereafter have against Company, and

           4.6.2 any benefit of, and any right to participate in, any security now or hereafter held by OSP.

      4.7 STATUTE OF LIMITATIONS. The Guarantor waives any right to plead or assert any election of remedies and the defense of the statute of limitations in any action to enforce this Guaranty.

      4.8 INDEPENDENT LIABILITY. The Guarantor shall not be discharged, released or exonerated, in any way, from its absolute, unconditional, and independent liabilities hereunder, by the voluntary or involuntary participation by Company in any settlement or composition for the benefit of Company's creditors either in liquidation, readjustment, receivership, bankruptcy or otherwise.

      4.9 WAIVER. The Guarantor hereby expressly waives any and all benefits under California Civil Code Section 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

5. NO NOTICE REQUIRED. Guarantor fully waives all requirements, if any, of demand, presentment, diligence, protest and notice or dishonor and all other notices of every kind or nature in respect of the Promissory Note. Guarantor will not be released or exonerated from Guarantor's obligations under this Guaranty if Guarantor is not notified by OSP of Company's failure to pay timely any amount owed under the Promissory Note.

6. GUARANTOR'S ADDITIONAL WAIVERS. Guarantor waives any right Guarantor may have to require any of the following acts: demand; presentment; diligence; protest; notice of dishonor; and any other notice to which Guarantor may be entitled.

7. NO RELEASE OF GUARANTOR. OSP may do or suffer any of the following, by action or inaction, without releasing or exonerating Guarantor from any of Guarantor's obligations under this Guaranty and without notifying Guarantor of any of the following: (i) renew, extend, rearrange, alter, impair, suspend or otherwise modify the Promissory Note; (ii) sell, release, subordinate, impair, suspend, waive or otherwise fail to obtain, perfect or realize upon (or continue the perfection of) a security interest in any collateral for this Guaranty; or
(iii) exercise OSP's rights in any collateral.

8. WAIVER OF SUBROGATION, REIMBURSEMENT, PERFORMANCE AND INDEMNIFICATION. Guarantor permanently waives and shall not seek to exercise any of the following rights that Guarantor may have against OSP for any for any amounts paid by Guarantor, or acts performed by Guarantor under this Guaranty: (i) all rights that Guarantor may have, upon satisfying the Promissory Note or any portion


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thereof, to enforce any remedies which OSP then has against Company in connection with this Guaranty (including, without limitation, any right of subrogation (whether contractual, under Section 509 of the Bankruptcy Code, other similar insolvency laws or arrangements, or otherwise); (ii) all rights that Guarantor may have to the benefit of any security for the performance under the Promissory Note; (iii) all rights of reimbursement from Company for the amounts paid by Guarantor in connection with the Promissory Note (including costs and expenses); or (iv) all rights of indemnification from Company or any other third party. Guarantor irrevocably waives and releases OSP from all "claims" (as defined in Section 101(4) of the Bankruptcy Code) to which Guarantor is or would be entitled by virtue of this Guaranty.

9.    [Intentionally omitted]

10.   MISCELLANEOUS.

      10.1 REVIVAL OF DEBT. Notwithstanding any revocation of this Guaranty, Guarantor's obligations under this Guaranty shall include and shall be increased by the amount returned by OSP which was previously paid by Company prior to the effectiveness of such revocation because of the application of the Bankruptcy Code, any fraudulent transfer law, or any law respecting preferences.

      10.2 EFFECT OF COMPLIANCE. Guarantor's compliance with any of the provisions of this Guaranty will not reduce or affect in any manner the liability of Guarantor under any of the other provisions of this Guaranty.

      10.3 NO MARSHALING. OSP has no obligation to marshal any assets in favor of Guarantor.

      10.4 FEES AND COSTS. Guarantor will pay all of OSP's fees and costs incurred in enforcing this Guaranty, including OSP's reasonable attorneys' fees (including without limitation any attorneys fees' incurred by OSP in connection with any probate claim, bankruptcy claim, third-party claim, secured creditor claim, reclamation complaint, and complaint for relief from any stay under the U.S. Bankruptcy Code or otherwise).

      10.5 ASSIGNMENT. Guarantor may not assign Guarantor's obligations or liabilities under this Guaranty. This Guaranty may be assigned or transferred in whole or in part by OSP, and the benefit of this Guaranty shall automatically pass with a transfer or assignment of the Promissory Note (or any portion thereof) to any subsequent owner or holder. All references to OSP herein shall be deemed to include any successors or assignees or any subsequent owners or holders of the Promissory Note (or any portion thereof) or any of them. This Guaranty is also made for the benefit of any person claiming by, through or under OSP and any purchaser of any security or any portion thereof at foreclosure or otherwise as a result of the exercise of any right or remedy. Subject to


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            the preceding sentence, this Guaranty shall be binding upon the parties hereto and their respective heirs, executors, successors, representatives and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      10.6 APPLICABLE LAW. The laws of the State of California will apply to the interpretation and enforcement of this Guaranty, without regard to California's internal laws regarding conflicts of law.

      10.7 INTEGRATION. This Guaranty is the entire agreement of Guarantor with respect to the subject matter of this Guaranty.

      10.8 RIGHTS CUMULATIVE. All of OSP's rights under this Guaranty are cumulative. The exercise of any one right does not exclude the exercise of any other right given in this Guaranty or any other right of OSP not set forth in this Guaranty.

      10.9 RULES OF CONSTRUCTION. The following rules shall apply in interpreting the meaning of this Guaranty: (i) "Includes" and "including" are not limiting; (ii) "Or" is not exclusive; and
            (iii) "All" includes "any" and "any" includes "all."

      10.10 SEVERABILITY. If any provision of this Guaranty is unenforceable, or otherwise invalid, the remaining provisions of this Guaranty shall be enforced to the fullest possible extent.

      10.11 NOTICES. Any notice given in connection with this Guaranty shall be in writing addressed to the respective party at its address set forth below its signature on the last page of this Guaranty and may be personally served, telecopied or sent by overnight courier service or United States certified mail, postage prepaid; provided, however, that any notice of revocation of this Guaranty may only be sent by United States certified mail, postage prepaid. Notices shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if confirmed and if transmitted on a business day before 4:00 p.m. or, if not, on the next succeeding business day;
            (c) if delivered by overnight courier, two days after delivery to such courier properly addressed; or (d) if by United States certified mail, five business days after depositing in the United States mail, with postage prepaid and properly addressed. The address for notices may be changes by delivering written notice of such change in accordance with this Section.

      10.12 HEADINGS; NUMBER; GENDER. Section headings used in this Guaranty are for convenience only. They are not a part of this Guaranty and shall not be used in construing this Guaranty. Wherever appropriate in this Guaranty, the singular shall be deemed to also refer to the plural, and the plural to the singular.


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      10.13 COUNTERPARTS.  This Guaranty may be executed in counterparts, or by facsimile, each of which shall be deemed an original, but all of which, when taken together, shall be deemed one and the same agreement. A facsimile signature may be used to enforce the terms of this Guaranty.

      10.14 SUBORDINATION OF THE GUARANTOR'S CLAIMS. Any indebtedness of company now or hereafter held by the Guarantor is hereby subordinated to the Promissory Note; and such indebtedness of Company to the Guarantor, if OSP so requests, shall be collected, enforced and received by the Guarantor as trustee for OSP and be paid over to OSP on account of the Promissory Note but without reducing or affecting in any manner the absolute, unconditional and independent liability of the Guarantor under this Guaranty.

      10.15 ORDER OF REFERENCE. The parties waive the right to a jury trial and agree to submit all actions, claims or controversies to a trial on Order of Reference conducted by a retired judge or justice from the panel of Judicial Arbitration & Mediation Services, Inc. ("JAMS") appointed pursuant to Cal. Code Civ. Proc. Section 638(1). The parties intend this general reference to be specifically enforceable. If the parties are unable to agree upon a member of the JAMS panel to act as referee, one shall be appointed by the Presiding Judge of the Los Angeles County Superior Court.

11.   ACKNOWLEDGMENT OF WAIVERS AND LOSS OF DEFENSES.

      11.1 Guarantor acknowledges that certain provisions of this Guaranty operate as waivers of rights that Guarantor would otherwise have under applicable law. Other provisions permit OSP to take actions that OSP would otherwise not have a right to take, to fail to take actions that OSP would otherwise have an obligation to take, or to take actions that may prejudice Guarantor's rights and obligations under this Guaranty and against Company. In the absence of these provisions Guarantor might have defenses against Guarantor's obligations under this Guaranty. These defenses might permit Guarantor to avoid some or all of Guarantor's obligations under this Guaranty.

      11.2 Guarantor intends by the waivers and other provisions of this Guaranty, including the acknowledgement set forth in this section, to be liable to the greatest extent permitted by law for all of Company's obligations to OSP under the Promissory Note.

      11.3 Guarantor acknowledges that (i) Guarantor understands the seriousness of the provisions of this Guaranty; (ii) Guarantor has had a full opportunity to consult with counsel of Guarantor's choice; and (iii) Guarantor has consulted with counsel of Guarantor's choice or has decided not to consult with counsel.


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     IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.


                             STANLEY DESANTIS, an individual


                             By: /s/ STANLEY DeSANTIS
                             __________________________
                                  Stanley DeSantis

                             Address: 10615 Vanowen Street
                                      Burbank, CA 91505
                             Fax:     (818) 755-0212



     OSP PUBLISHING, INC., hereby accepts this Guaranty and agrees to the provisions contained herein.


                             OSP PUBLISHING, INC.


                             By:    /s/ MICHAEL A. MALM
                             ______________________________
                               Michael A. Malm, President


                             Address: 5545 Lindbergh Lane
                                      Bell, CA  90301
                             Fax:     (213) 263-9238


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